AGREEMENT FOR SERVICES

This agreement ("Agreement") is made effective July 6, 1999, between Integrated Spatial Information Solutions, Inc., a Colorado corporation (the "Company") and Gary S. Murray (the "Executive").

     In consideration of the mutual benefits and obligations in this Agreement, and intending to be legally bound, the Company and Executive agree as follows:

     1.   OFFICE AND DUTIES

     a. Executive shall be retained as the Chairman of the Board of Directors of the Company. The Executive shall have the duties specified in the Bylaws of the Company, and such other duties as may be assigned by the Board of Directors from time to time.

     b. Executive agrees to devote as much of his time and effort as reasonably necessary to the performance of the duties of the office. Executive may have interests in other business that do not compete with the Company or its subsidiaries, and may render services for such other business interests, provided such service does not prevent Executive from performing his duties under this Agreement.

     c. The Company agrees to nominate Executive for election as a member of the Board of Directors at each meeting of stockholders for the election of Directors during his employment as Chairman.

     2.   TERM OF SERVICES

     The term of services as Chairman of the Board of Directors shall begin July 1, 1999 and end upon the earlier of (a) June 30, 2001, and (b) the date upon which he is not elected as a Director or is removed as a Director.

     3.   COMPENSATION

     The Company shall compensate Executive for services as Chairman as follows:

     a. Base Compensation. The annual base compensation payable to Executive upon commencement of this Agreement shall be:

     (1) $50,000, payable in equal monthly installments in shares of the Company's common stock. The common stock shall be priced at $.2906 per share, which is the five day average immediately prior to the date of this Agreement; and

     (2) Options to purchase 175,000 shares per annum of the Company's common stock. The Options will be issued under the Company's Equity Compensation Plan, vested in quarterly installments, exercisable for 3 years from the date of this Agreement at the price of $.31 per share.

     b. Incentive Options. In recognition of the importance of the position, and the challenges accepted by him, Executive shall receive an Incentive Bonus consisting of a stock option grant to purchase 688,235 shares of the Company's common stock fully vested and immediately exercisable. The Incentive Options are exercisable at $.2906 per share, which is the five day average price immediately prior to the date of this agreement.

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     c. Registration.  The Company agrees to file a registration  statement with the Securities and Exchange Commission as soon as practicable to register the public sale of the common stock underlying the stock options granted under this Agreement.

     d. Reimbursement. The Company shall reimburse Executive for all reasonable out of pocket expenses incurred by Executive in connection with performance of his duties upon submission of vouchers, subject to such guidelines and policies as may be promulgated by the Company.

     4.   TRADE SECRETS AND CONFIDENTIAL INFORMATION

     a. As a material inducement to the Company to enter into this Agreement and to pay Executive the compensation stated in this Agreement, Executive covenants and agrees that Executive shall not, at any time, directly or indirectly, use, disseminate, or disclose for any purposes other than for the purposes of the Company's business, any of the Company's confidential information or trade secrets, unless such disclosure is compelled in a judicial proceeding. Upon termination of this employment, all documents, records, notebooks, and similar repositories of records containing information relating to any trade secrets or confidential information then in the Executive's possession or control, whether prepared by him or by others, shall be left with the Company or returned to the Company upon its request. This section shall not restrict the Executive from using his General Knowledge (the ideas, concepts, know-how and other industry information that is part of his common knowledge) from pursuit of livelihood subsequent to any termination of this Agreement.

     b. During the term of this Agreement and for a period of one (1) year following the termination of the Agreement, the Executive shall not pursue business opportunities with or serve as a Consultant or member of the staff in any capacity to any other companies with whom the Company has had a primary or subcontractor role during the prior year of employment, without the prior written permission of the Company. For one year following termination of employment, the Executive confirms that he will not, without prior written consent, perform work that the Company or any of its subsidiaries holds in backlog or is pursing at the time of termination, whether by independent contract, through a competitor, or by direct employment with client or prospect.

     c. This covenant of non-disclosure has been negotiated and agreed to by and between the Company and Executive with the full knowledge of and pursuant to the Colorado Trade Secrets Act and is deemed by both parties to be fair and reasonable.

     5.   INDEMNIFICATION

     So long as Executive is not found by a court of law to be guilty of a willful and material breach of this Agreement, or to be guilty of gross misconduct, he shall be indemnified from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceeding or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and approved by Executive) incurred by Executive, arising out of, in connection with, or based upon Executive's services and the performance of his duties pursuant to this Employment
Agreement, or any other matter contemplated by this Employment Agreement, whether or not resulting in any such liability subject to such limitations as are provided by the Colorado Business Corporations Act; and Executive shall be reimbursed by the Company as an when incurred for any reasonable legal and other

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damage,  liability,  action  proceeding,  investigation  or threat  thereof,  or producing evidence, producing documents or taking any other action in respect thereto (whether or not Executive is a defendant in or target of such action, proceeding or investigation), subject to such limitations as are provided by the Colorado Business Corporations Act.

     6.   OTHER MATTERS

     a. Successors. The rights and duties of a party hereunder shall not be assignable by that party; provided, however, that this Agreement shall be binding upon and inure to the benefit of any successor of the Company, and any such successor shall be deemed substituted for the Company under the terms of this Agreement. The term successor shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company. Executive may assign Options issuable under paragraph 3a(2) to an entity of which the Executive owns more than 50% of the voting power ("Permitted Transferee"), provided that any options assigned by the Executive shall be void if the Executive ceases to own more than 50% of the voting power of the entity holding such options. A Permitted Transferee may transfer such Options to the Executive at any time prior to the expiration of the Options.

     b. Entire Agreement. With respect to the matters specified herein, this Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings and commitments between the parties. This Agreement shall not affect the provisions of any other compensation, retirement or other benefits program of the Company to which Executive is a party or of which he is a beneficiary. No amendments to this Agreement may be made except through a written document signed by both parties.

     c. Validity. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Agreement.

     d. Paragraphs and Headings. Paragraphs and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     e. Notice. Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective upon the personal delivery thereof is delivered or, if by express delivery service, 24 hours after placing in the control of the express delivery service; or if mailed, 48 hours after having been deposited in the United States mail, postage prepaid, and addressed to the respective party as follows:

     To the Company:        Integrated Spatial Information Solutions, Inc.
                            Attention: President
                            112 East Main Street, Frankfort, KY  40601-2314

     To the Executive:      Garry S. Murray
                            6305 Ivy Lane, Suite 410, Greenbelt, MD  20770

     Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner set forth in this Agreement.

     f. Attorney's Fees and Costs. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the Court in a final judgment or decree, shall

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pay  the  successful  party  or  parties  all  costs,  expenses  and  reasonable attorneys' fees incurred therein by such parry or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included a part of such judgment. Notwithstanding the foregoing provision, in no event shall the successful party or parties be entitled to recover any amount from the unsuccessful party for costs, expenses and attorneys' fees that exceed the unsuccessful party's costs, expenses and attorneys' fees in connection with the action or proceeding.

     g. Applicable Law and Dispute Resolution. To the full extent controllable by stipulation of the parties, this Agreement shall be interpreted under Colorado law. All disputes arising out of this Agreement will be settled by binding arbitration in Denver, Colorado, under the rules of the American Arbitration Association.



Integrated Spatial Information Solutions, Inc.



/s/ John C. Antenucci                          /s/ Gary S. Murray
---------------------                          ------------------
By: John Antenucci, President                  By: Gary S. Murray




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